Exhibit 99.1

Contact:	Dave Farmer
508-293-7206
Dave.farmer@emc.com

EMC To Acquire Virtustream
Virtustream Will Form EMC’s Managed Cloud Services Business;
A Key Enabler For EMC Federation to Deliver Industry’s Most Comprehensive Hybrid Cloud Portfolio

Hopkinton, MA -May 26, 2015

News Summary:

•	EMC to acquire Virtustream (all references to EMC refer to the EMC Federation of businesses)

•	Fast-rising Virtustream to form EMC’s new managed cloud services business

•	Represents transformational element of EMC’s strategy to help customers move all of their applications to cloud-based IT environments

•	Virtustream is trusted by enterprises worldwide to migrate, manage and run their mission-critical enterprise applications in the cloud, including SAP

•	Virtustream portfolio to be delivered directly to customers and through EMC’s global partner ecosystem

•	Virtustream to operate as a separate EMC Federation business, reporting to Joe Tucci

Full Story:

EMC Corporation (NYSE: EMC) today announced it has entered into a definitive agreement to acquire privately-held Virtustream. When the transaction closes, Virtustream will form EMC’s new managed cloud services business. The acquisition represents a transformational element of EMC’s strategy to help customers move all applications to cloud-based IT environments. With the addition of Virtustream, EMC completes the industry’s most comprehensive hybrid cloud portfolio to support all applications, all workloads and all cloud models.

Virtustream CEO Rodney Rogers will report to Joe Tucci, EMC Chairman and CEO.

“Virtustream is an exceptional company and this is a critical and transformative acquisition for EMC in one of the industry’s fastest-growing and most important sectors,” said Joe Tucci. “With Virtustream in place, EMC will be uniquely positioned as a single source for our customers’ entire hybrid cloud infrastructure and services needs. We could not be more delighted that Virtustream will be joining the EMC Federation family. It’s a game changer.”

One of the world’s fastest-rising cloud software and services companies, Virtustream is trusted by enterprises worldwide to migrate, run and manage mission-critical applications in the cloud, including SAP. Virtustream customers include marquis enterprises such as The Coca-Cola Company, Domino Sugar, Heinz, Hess Corporation, Kawasaki, Lexmark, Scotts Miracle-Gro and a global footprint of service provider partners who use Virtustream software to power their cloud offerings.

Virtustream’s cloud software and Infrastructure-as-a-Service portfolio will be delivered directly to customers and through partners. EMC Federation service provider partners will receive access to

Virtustream’s xStream cloud management software platform and be enabled to adopt and deliver their own branded services based upon it.

Presently EMC provides the Federation Enterprise Hybrid Cloud Solution - an on-premise private cloud offering that provides on-ramps to public cloud services such as VMware vCloud Air. Virtustream brings to the EMC portfolio a managed cloud software and services capability - whether on or off premise - which EMC also intends to incorporate into the Federation Enterprise Hybrid Cloud Solution. With the addition of Virtustream, EMC will enable customers to move their entire application portfolio into a cloud environment.

Founded in 2009 by Rodney Rogers and president & CTO Kevin Reid, Virtustream delivers application lifecycle automation and orchestration with a particular focus on I/O-intensive mission-critical enterprise applications such as SAP S/4HANA and others. Virtustream’s xStream platform is tightly integrated with VMware vSphere and architected to deliver service level agreements (SLAs) for not only infrastructure availability, but for application performance and transaction latency as well.

“Virtustream has established itself as an industry leader and innovator for running mission-critical enterprise applications in the cloud,” explained Rodney Rogers, Virtustream Chairman and CEO. “We’re proud to be joining the EMC Federation where our combined capabilities, products and services will allow us to accelerate our vision of delivering the platform of record for enterprise systems, and address the complete breadth of cloud computing needs.”

Recognition by Leading Analyst Firms

Virtustream’s rapid rise to premier cloud provider status is evidenced by Forrester* ranking Virtustream as one of only two “Leaders” in the hosted private cloud solutions market. Gartner has recognized Virtustream in the Gartner Magic Quadrant for Cloud Infrastructure as a Service - one of the few independent companies to reach this status worldwide in public cloud IaaS.

In addition, Virtustream integrates a comprehensive defense-in-depth security model and governance solution. This market-leading attribute is validated by Virtustream’s highest ranking in the area of security and compliance in Gartner’s “Critical Capabilities for Public Cloud Infrastructure as a Service” report. Virtustream delivers its capabilities both as software for on-premise or service provider deployment and as the foundation of the company’s IaaS solution.

Transaction Terms

The all-cash transaction is expected to close in the third quarter of 2015, subject to customary closing conditions, is valued at approximately $1.2 billion, and has been approved by the boards of directors of both EMC and Virtustream and the requisite Virtustream stockholders. The transaction is expected to have no material impact to EMC financial results in 2015 and is expected to be additive to revenues and accretive to EPS in 2016.

Federation Executive Quotes:

David Goulden, Chief Executive Officer, EMC Information Infrastructure

“As IT organizations race to keep pace with the demands of the modern and rapidly changing business, they need to leverage both private and public clouds. The EMC Federation Enterprise Hybrid Cloud Solution enables customers to deploy rapidly a hybrid cloud that incorporates the best of both. Today’s news completes the picture, culminating in what customers want most, a one-stop-shop experience for their entire hybrid cloud needs.”

Pat Gelsinger, Chief Executive Officer, VMware
“This acquisition is great news for our customers, VMware and the EMC Federation of businesses. With the addition of Virtustream, we will be able to offer customers a comprehensive set of hybrid cloud offerings, including private, managed and public cloud solutions. As we deliver VMware vCloud Air to our customer base to help them continue their journey to the cloud, Virtustream complements and expands our value proposition.”
Partner Quotes:
Bill McDermott, Chief Executive Officer, SAP

“SAP has a long-term partnership with Virtustream to host mission-critical applications in the cloud. We are excited to see Virtustream become part of EMC. SAP will continue to serve as a partner with the new EMC managed cloud services business and we remain ever committed to supporting the hybrid cloud landscapes of shared customers around the world.”

Don Whittington, VP & CIO, Florida Crystals Corporation

“Virtustream has been a key strategic partner for us for the last 5 years and has had a material impact on our complex IT landscape and how we run our business. The coming together of Virtustream and EMC is a natural fit that offers great promise through their combined ability to address the wide spectrum of cloud computing requirements.”

Tom Frana, CEO, ViON
“ViON leverages Virtustream’s xStream software platform to provide secure cloud solutions for federal government agencies. The combination of Virtustream's capabilities with EMC’s robust security portfolio and comprehensive cloud solutions will allow us to bring even more compelling services to market.”
Gil Torquato, CEO, UOL Diveo

“Both Virtustream and EMC are valued partners of UOL and are critical to our success in meeting the rapidly growing demand for enterprise-class cloud solutions in Brazil. Virtustream becoming part of the EMC Federation pairs Virtustream’s xStream cloud management software with EMC’s rich technology set for the delivery of market-leading, end-to-end cloud solutions.”

Additional Resources

•	Register here for a conference call for press, analysts and investors which will be held at 11:30 a.m. Eastern Time today. Audio replay will be available by dialing 203-369-3070 until June 9, 2015.

•	Read the EMC Reflections blog from Howard Elias

•	Read the Virtustream blog from Rodney Rogers

•	Read VMware blog from Bill Fathers

•	Connect with EMC via Twitter, Facebook, YouTube, and LinkedIn follow @EMC_News on Twitter

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing.  Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

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*Source: The Forrester Wave ™: Hosted Private Cloud Solutions, Q4 2014

EMC2, EMC, and the EMC logo are registered trademarks or trademarks of EMC Corporation in the United States and other countries. Virtustream, xStream and the Virtustream and xStream logos are registered trademarks of Virtustream, Inc. All other trademarks used herein are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.